EXHIBIT P(I) UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED GNMA TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                  TITLE                                         DATE

/S/JOHN F. DONAHUE          Chairman                             March 6, 1998
---------------------------
John F. Donahue              (Chief Executive Officer)



/S/GLEN R. JOHNSON          President                            March 6, 1998

Glen R. Johnson

/S/JOHN W. MCGONIGLE         Executive                           March 6, 1998
----------------------------
John W. McGonigle           Vice President and Secretary
                            (Principal Financial and
                                Accounting Officer)

/S/THOMS G. BIGLEY             Trustee                           March 6, 1998

Thomas G. Bigley

/S/ NICHOLAS P. CONSTANTAKIS   Trustee                           March 6, 1998
-----------------------------
Nicholas P. Constantakis

/S/JOHN T. CONROY, JR.         Trustee                           March 6, 1998
-------------------------------
John T. Conroy, Jr.






SIGNATURES                                  TITLE                      DATE

/S/WILLIAM J. COPELAND                         Trustee        March 6, 1998

William J. Copeland

/S/JAMES E. DOWD                               Trustee        March 6, 1998

James E. Dowd

/S/LAWRENCE D. ELLIS, M.D.                     Trustee        March 6, 1998
----------------------------------------
Lawrence D. Ellis, M.D.



/S/EDWARD L. FLAHERTY, JR.                     Trustee        March 6, 1998
----------------------------------------
Edward L. Flaherty, Jr.



/S/PETER E. MADDEN                             Trustee        March 6, 1998

Peter E. Madden

/S/JOHN E. MURRAY, JR.                         Trustee        March 6, 1998
----------------------------------------
John E. Murray, Jr.



/S/WESLEY W. POSVAR                            Trustee       March 6, 1998

Wesley W. Posvar

/S/MARJORIE P. SMUTS                           Trustee       March 6, 1998

Marjorie P. Smuts

Sworn to and subscribed before me this 6th day of March, 1998

/S/ CHERI S. GOOD

Cheri S. Good

Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001

Member, Pennsylvania Association of Notaries